Exhibit 99.1

MCF Corporation Announces Earnings for the First Quarter 2004

Revenue for the First Quarter 2004 Totals $11,222,000

Revenue Increased Across All Business Lines as Company Achieves

Third Consecutive Profitable Quarter

San Francisco, CA, May 6, 2004 – MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, today reported revenue of $11,222,000 for the first quarter of 2004. This represents a 501% increase from revenue recognized during the first quarter of 2003 of $1,867,000. Net income for the first quarter 2004 was $1,244,000, or $0.02 per diluted share, an improvement from a net loss of $826,000, or $0.04 per diluted share, for the similar period of 2003.

“The first quarter was a very solid one as we continue to grow and build our business for the long-term,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “The Company’s profitability in the third quarter of last year was a turning point for us and we have sustained that momentum. We continue to attract team-oriented producers and are creating a strong company culture where aggressive and motivated people can grow with the Company. I am very pleased with the fact that only two employees in the past year have left us to join another firm. Retention is a critical element of successful growth.

“The market was clearly on our side this past quarter and we recognize that our revenues are highly dependent on capital market conditions,” continued Mr. Merriman. “We believe, however, that by continuing to focus on hiring cash-flow positive producers and by growing our recurring revenue streams, we will be able to exploit any opportunities created by a tough market. Our launch during the first quarter of the MCF Asset Management, LLC subsidiary will help boost those revenue streams, in addition to the continued strong performance of our Institutional Cash Distributors (ICD) division.”

“We had a strong revenue quarter in investment banking driven by our private placement business. I am most pleased, however, that our activities continue to broaden beyond private placement transactions into other lines of corporate finance such as registered offerings, and merger and acquisition assignments,” stated Greg Curhan, executive vice president of MCF Corporation and head of investment banking at Merriman Curhan Ford & Co.

Highlights for MCF Corporation during the first quarter 2004 include:

•	The growth of the sales and trading business by 58% sequentially from the fourth quarter 2003, with growth occurring both in volume and pricing;

•	Ranked fifth in terms of the number of private investment in public equity (“PIPE”) transactions completed and ranked sixteenth among placement agents in terms of dollar amount. (Both statistics according to PrivateRaise.com as of May 5, 2004);

•	The achievement of a third consecutive profitable quarter while adding 17 people, primarily in capital markets, to the Company;

•	Working capital amounted to $8,416,000 as of March 31, 2004, an increase of $2,381,000 from December 31, 2003;

•	The official launch of MCF Asset Management, LLC as a wholly owned subsidiary of MCF Corporation, and the hiring of Charlie White, formerly vice chairman of Avatar Associates, as MCFAM’s president;

•	The appointment of Anthony Helfet, former managing director of Dillon Read & Co. Inc. and Merrill Lynch & Co., to the MCF Corporation board of directors;

•	The hiring of Donald Hubbard, formerly the co-head of technology investment banking in Europe for Morgan Stanley, to head Merriman Curhan Ford & Co.’s Technology, Media and Telecommunications investment banking group;

•	The hiring of Dave Duley, formerly a managing director at Wells Fargo Securities LLC, as managing director and equity analyst covering the Semiconductor Capital Equipment and Semiconductor sectors. Maynard Arif and Jennifer West, part of Mr. Duley’s group at Wells Fargo Securities, also joined Merriman Curhan Ford & Co.;

•	Institutional Cash Distributors (“ICD”), a premier broker of money funds serving the short-term investing needs of corporate treasury departments worldwide and a division of Merriman Curhan Ford & Co., announced that it had passed $3 billion in client assets brokered by ICD in less than a year and that it had strategically partnered with Standard Life Investments for distribution of Standard Life’s offshore money market funds to its non-U.S. clients.

Conference Call for the First Quarter 2004 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s first quarter 2004 results with investors and financial analysts on Thursday, May 6, 2004 at 1:30 PM (Pacific Time). Interested listeners and participants may access the live conference call by dialing 800-915-4836 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides research, capital markets services, asset management, corporate and venture services, and investment banking through its operating subsidiaries, Merriman Curhan Ford & Co. and MCF Asset Management, LLC. Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on emerging growth companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of emerging growth equities. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC. MCF Asset Management, LLC, a registered investment advisor, engages in fixed income asset management for corporate clients and manages alternative investment vehicles through a fund of funds.

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Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report on Form 10-K filed on February 12, 2004. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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At the Company:

John Hiestand

Chief Financial Officer

(415) 248-5640

jhiestand@merrimanco.com

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenue:
Commissions	$5,906,064	$1,279,841
Principal transactions	624,478	215,340
Investment banking	4,687,694	371,875
Other	4,040	—

Total revenue	11,222,276	1,867,056

Operating expenses:
Compensation and benefits	7,601,180	1,387,936
Brokerage and clearing fees	717,549	302,520
Professional services	254,498	84,089
Occupancy and equipment	152,271	74,172
Communications and technology	265,280	184,821
Depreciation and amortization	23,940	15,230
Other	518,035	436,813

Total operating expenses	9,532,753	2,485,581

Operating income (loss)	1,689,523	(618,525)
Interest income	10,022	4,101
Interest expense	(58,676)	(212,071)

Income (loss) before income taxes	1,640,869	(826,495)
Income tax expense	(396,448)	—

Net income (loss)	$1,244,421	$(826,495)

Earnings (loss) per share:
Basic	$0.02	$(0.04)
Diluted	$0.02	$(0.04)

Weighted average common shares outstanding:
Basic	54,758,184	23,521,580
Diluted	79,879,489	23,521,580

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$9,315,884	$6,142,958
Securities owned:
Marketable, at fair value	1,235,106	608,665
Not readily marketable, at estimated fair value	1,117,971	637,533
Restricted cash	500,000	500,000
Due from clearing broker	1,261,155	775,697
Accounts receivable, net	727,278	498,236
Equipment and fixtures, net	272,481	192,421
Debt issuance costs	—	23,340
Prepaid expenses and other assets	273,352	325,096

Total assets	$14,703,227	$9,703,946

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$305,819	$179,620
Commissions payable	2,374,104	1,006,192
Accrued liabilities	2,013,928	1,149,321
Due to clearing and other brokers	146,529	154,995
Securities sold, not yet purchased	56,395	225
Capital lease obligation	113,449	24,401
Convertible notes payable, net	396,628	520,612
Notes payable	1,386,180	1,407,370

Total liabilities	6,793,032	4,442,736

Commitments and contingencies

Stockholders’ equity:
Preferred stock, Series A - $0.0001 par value; 2,000,000 shares authorized; 169,364 and 657,201 shares issued and outstanding as of March 31, 2004 and December 31, 2003, respectively; aggregate liquidation preference of $467,162	17	66
Preferred stock, Series B - $0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of March 31, 2004 and December 31, 2003; aggregate liquidation preference of $0	—	—
Preferred stock, Series C - $0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of March 31, 2004 and December 31, 2003; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 58,928,243 and 55,951,675 shares issued; and 58,848,243 and 55,871,675 shares outstanding as of March 31, 2004 and December 31, 2003, respectively	5,885	5,587
Treasury stock	(363,653)	(363,653)
Additional paid-in capital	97,564,520	95,870,008
Deferred compensation	(1,523,702)	(1,244,490)
Accumulated deficit	(87,772,872)	(89,006,308)

Total stockholders’ equity	7,910,195	5,261,210

Total liabilities and stockholders’ equity	$14,703,227	$9,703,946